Execution Version

GUARANTEE
Guarantee, dated as of April 17, 2020 (this “Guarantee”), by PBF Energy Inc., a Delaware corporation, and PBF Energy Company LLC, a Delaware limited liability company (each a “Guarantor” and collectively, the “Guarantors”), in favor of Air Products and Chemicals Inc., a Delaware corporation (the “Company”). Reference is hereby made to that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), among the Company, PBF Holding Company LLC, a Delaware limited liability company (“Seller”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City Refining”), Martinez Refining Company LLC, a Delaware limited liability company (“Martinez Refining”) and Torrance Refining Company LLC, a Delaware limited liability company (“Torrance Refining”, and together with Delaware City Refining and Martinez Refining, the “Selling Subsidiaries” and each a “Selling Subsidiary”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.
1.Guarantee. Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantor and severally, to the Company, as a primary obligor and not merely as a surety, the full, complete and timely payment, if and when due, of all of the monetary obligations of the Seller and each Selling Subsidiary to the Company or any of its applicable Affiliates set forth in the Purchase Agreement or any Other Transaction Document when required to be paid by the Seller or such Selling Subsidiary (the “Guaranteed Obligations”), in each case, whether such Guaranteed Obligations are now existing or hereafter incurred. The Company hereby acknowledges and agrees that (i) this Guarantee shall in no event be enforced against any Guarantor for any amount in excess of the aggregate amounts due and owing by the Seller and Selling Subsidiaries under any agreement giving rise to a Guaranteed Obligation (including, without limitation, to the extent applicable, any and all limits of indemnification set forth in Section 9.06(a) of the Purchase Agreement) and (ii) neither Guarantor nor any member of the Parent Group (as defined below) shall have any obligation or liability to any Person relating to, arising out of, or in connection with this Guarantee, other than as expressly set forth herein. The Purchase Agreement and the Other Transaction Documents are referred to herein collectively as the “Transaction Agreements” and each as a “Transaction Agreement”.
2.Terms of Guarantee.
(a)This Guarantee is one of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection.
(b)The obligations of each Guarantor hereunder are independent of the obligations of the other Guarantor, the Seller or any Selling Subsidiary, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against the other Guarantor, the Seller or any Selling Subsidiary and whether or not such other Guarantor, the Seller or any Selling Subsidiary is joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Company on any number of occasions.
(c)Each Guarantor hereby waives any and all notice of the creation, renewal, extension, increase, amendment, modification or accrual, in whole or in part, of any Guaranteed Obligation and notice of or proof of reliance by the Company upon this Guarantee or acceptance of this Guarantee; provided that this Guarantee may only be enforced against a Guarantor in the event that the payment of the applicable Guaranteed Obligation is due pursuant to the terms of the applicable agreement giving rise to such Guaranteed Obligation and the Seller or a Selling Subsidiary owing such payment does not pay such Guaranteed Obligation within the period provided therein.
(d)Notwithstanding any other provision of this Guarantee, except as set forth in the last sentence of this clause (d) or otherwise in Paragraph 7 hereof, the Company hereby agrees that (i) each Guarantor may assert, as a defense to, or release or discharge of, any payment by such Guarantor under this Guarantee, any claim, set-off, deduction, defense or release that the Seller or a Selling Subsidiary could assert against the Company or its applicable Affiliate under the terms of, or with respect to, any agreement giving rise to a Guaranteed Obligation and (ii) any failure by the Company to comply with the terms of any agreement giving rise to a Guaranteed Obligation, including, without limitation, any breach by the Company of any representation, warranty or covenant contained therein or in any of the agreements, certificates and other documents required to be delivered by the Company pursuant to the terms of such agreement (whether such breach results from fraud, intentional misrepresentation or otherwise), that would relieve Seller or any Selling Subsidiary of its obligations under such agreement giving rise to a Guaranteed Obligation shall likewise automatically and without any further action on the part of any Person relieve Guarantor of its obligations under this Guarantee with respect to such Guaranteed Obligation. Each Guarantor hereby waives any defenses which the Seller or a Selling Subsidiary, as applicable, may have or assert regarding (i) the insolvency, bankruptcy, liquidation or dissolution of the Seller or such Selling Subsidiary or (ii) the invalidity, illegality, voidability or unenforceability of all or any portion of the Guaranteed Obligations or any Transaction Agreement as a result of ultra vires or other lack of authority, defective formation or other organizational deficiencies or similar types of defenses.
3.Waiver of Acceptance, Presentment; Etc. Without amending or limiting the other provisions of this Guarantee (including Paragraph 5 hereof), each Guarantor irrevocably waives any election of remedies by the Company, acceptance hereof, promptness, presentment, demand, protest and any notice not provided for herein or not required to be provided to the Seller, any of the Selling Subsidiaries or any Guarantor under or in connection with any agreement giving rise to a Guaranteed Obligation, other than defenses that are available to the Seller or any Selling Subsidiary (i) under any agreement giving rise to a Guaranteed Obligation, except as otherwise provided in Paragraph 2(d) hereof, (ii) in respect of a breach by the Company of this Guarantee, and (iii) in respect of fraud or willful misconduct of the Company or any of its Affiliates in connection with any agreement giving rise to a Guaranteed Obligation or the transactions contemplated thereby.
4.Sole Remedy. Notwithstanding anything that may be expressed or implied in this Guarantee, or any document or instrument delivered contemporaneously herewith, by its acceptance of the benefits of this Guarantee, the Company covenants, acknowledges and agrees that no Person other than the Guarantors has any obligation to it hereunder and that, notwithstanding that a Guarantor may be a limited liability company or corporation, no Person has any right of recovery under this Guarantee against, and no recourse under this Guarantee, under any agreement giving rise to a Guaranteed Obligation or under any document or instrument contemporaneously delivered herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against, any former, current or future equity holders, controlling Persons, directors, officers, employees, Affiliates, members, managers or general or limited partners of any Guarantor, or any former, current or future equity holder, controlling Person, director, officer, employee, general or limited partner, member, manager or Affiliate of any of the foregoing (collectively, but not including the Guarantors, Seller or any Seller Subsidiary, the “Parent Group”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Seller or any of the Selling Subsidiaries against any member of the Parent Group, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any member of the Parent Group, for any obligation of any Guarantor under this Guarantee, any Transaction Agreement, the transactions contemplated hereby and thereby, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.
5.Termination. With respect to each Guaranteed Obligation, no Guarantor shall have further liability or obligation under this Guarantee from and after the earliest of (i) the termination of the applicable agreement giving rise to such Guaranteed Obligation in accordance with its terms or (ii) on the expiry or full performance thereof; provided that no liability or obligation of any Guarantor hereunder that is due upon or prior to such termination or expiry shall be affected or impaired in any way. Without limiting the foregoing, this Guarantee shall terminate and the Guarantors shall have no liability or obligation hereunder (except as described in the foregoing proviso) if the Purchase Agreement is terminated pursuant to its terms. In the event that the Company or any of its Affiliates, security holders or representatives institutes any suit, action or other proceeding or makes any claim (i) asserting that a Guarantor is liable in excess of or to an extent greater than as set forth in Paragraph 1 or (ii) arising under, or in connection with, this Guarantee, any agreement giving rise to a Guaranteed Obligation, or the transactions contemplated hereby or thereby, that is not permitted pursuant to Paragraph 4 hereof, then (x) the obligations of the Guarantors under this Guarantee shall terminate ab initio and be null and void, (y) if a Guarantor has previously made any payments under this Guarantee, such Guarantor shall be entitled to recover such payments from the Company, and (z) none of the Guarantors, Seller, the Selling Subsidiaries or any member of the Parent Group shall have any liability to the Company or any of its Affiliates under this Guarantee or with respect to the Guaranteed Obligations.
6.Continuing Guarantee. Except to the extent that the obligations and liabilities of the Guarantors are terminated pursuant to the provisions of Paragraph 5 hereof, this Guarantee is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon each of the Guarantors, their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Company and its successors and assigns. Notwithstanding anything to the contrary contained in this Guarantee, the Company hereby agrees that to the extent the Seller or a Selling Subsidiary is relieved (other than pursuant to the defenses waived in Paragraph 2(d) hereof) of any of its obligations in respect of any agreement giving rise to a Guaranteed Obligation, the Guarantors shall be similarly relieved of their Guaranteed Obligations under this Guarantee.
7.Invalidation of Payments.
(a)Notwithstanding anything to the contrary herein, each Guarantor irrevocably and unconditionally agrees that its obligations under this Guarantee shall not be released, discharged, diminished, impaired, reduced, or affected for any reason by the occurrence of one or more of the following events, whether or not with notice to or the consent of such Guarantor: (i) any partial release of the liability of the Seller or any Selling Subsidiary, as applicable, for any or all of the Guaranteed Obligations, or the settlement or compromise of any of the Guaranteed Obligations (other than any releases, settlements or compromises with respect to a particular Guaranteed Obligation made pursuant to and in accordance with the terms and conditions of the applicable Transaction Agreement); (ii) the commencement of any proceedings by or against the Seller or any Selling Subsidiary, as applicable, under the Bankruptcy Code (U.S.C. Title 11) or any other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally (collectively, “Debtor Relief Law”), any stay or ruling thereunder, or the disallowance of any claim thereunder;

(iii) any modification, waiver, amendment or rearrangement of any or all of the Guaranteed Obligations or any instrument, document or agreement evidencing, securing or otherwise relating to any or all of the Guaranteed Obligations (other than any modification, waiver, amendment or rearrangement with respect to a particular Guaranteed Obligation made pursuant to and in accordance with the terms and conditions of the applicable Transaction Agreement, including any discharge of any Guarantor with respect to all, or a portion, of the Guaranteed Obligations as result of payment of all, or such portion, of the Guaranteed Obligations in accordance with their applicable terms); (iv) any neglect, delay, omission, failure or refusal of the Company to take or prosecute any action for the collection of any of the Guaranteed Obligations (including any action to pursue rights or remedies against the Seller or any Selling Subsidiary); (v) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations, including any Transaction Agreement; (vi) any payment of all or any part of the Guaranteed Obligations by the Seller, any Selling Subsidiary or any Guarantor that is held to constitute a preference under any applicable Debtor Relief Law or if for any other reason the Company is required by applicable law to refund any payment or pay the amount thereof to someone else; (vii) any change in the corporate, partnership, or limited liability company, as applicable, existence, structure, or ownership of the Seller or any Selling Subsidiary, as applicable; or (viii) the assignment of any right, title or interest of the Company in any Transaction Agreement to any other Person pursuant to such Transaction Agreement to the extent permitted by and in accordance therewith.
(b)In the event any payment by the Seller or any Selling Subsidiary to the Company is held to constitute a preference, fraudulent transfer or other voidable payment under any Debtor Relief Law or if for any other reason the Company is required by applicable law to refund such payment or pay the amount thereof to any other Person, such payment by the Seller or such Selling Subsidiary, as applicable, or any other party to the Company shall not constitute a release of any Guarantor from any liability hereunder and this Guarantee shall continue to be effective and shall be reinstated, as the case may be, with respect to, and this Guarantee shall apply to, any and all amounts so refunded by the Company or paid by the Company to such other Person (all of which amounts shall constitute part of the Guaranteed Obligations). The failure of the Company to file a claim (or proof of claim) in the event that the Seller or any Selling Subsidiary becomes subject to a bankruptcy, reorganization or similar proceeding shall not affect any Guarantor’s obligations and liabilities hereunder. If the time for payment of any amount payable by the Seller or any Selling Subsidiary, as applicable, is stayed or delayed by any law or tribunal (unless such stay or delay is a result of a dispute arising under the applicable Transaction Agreement or would not otherwise be permitted by Law), any amounts due and payable hereunder nonetheless shall be payable by the applicable Guarantor on demand by the Company.
8.Representation and Warranties of Guarantors. Each Guarantor represents and warrants to the Company that: (a) such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guarantee; (b) such Guarantor is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the State of Delaware; (c) such Guarantor has the requisite corporate or limited liability company authority, as applicable, to enter into this Guarantee and to perform its obligations hereunder; (d) the execution, delivery and performance of this Guarantee have been duly and validly authorized by all necessary corporate action on the part of such Guarantor; (e) this Guarantee has been duly executed and delivered by such Guarantor and constitutes the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms; (f) the execution, delivery and performance of this Guarantee will not (i) violate any provision of the articles of organization, or other governing instruments of such Guarantor or (ii) violate any judgment, order, ruling, or regulation applicable to such Guarantor; (g) the execution, delivery and performance of this Guarantee by such Guarantor will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person; (h) such Guarantor possesses the necessary financial capability to discharge the Guaranteed Obligations if so required by this Guarantee as of the date hereof; and (i) there is no material claim of which such Guarantor has received notice, suit, action, charge, cause of action, litigation, hearing, investigation, indictment or administrative, arbitration, alternative dispute resolution or other similar proceeding pending or, to such Guarantor’s actual knowledge, threatened against such Guarantor which, individually or in the aggregate, would reasonably be expected to prevent or materially delay the performance by such Guarantor of its obligations hereunder.
9.Entire Agreement. This Guarantee, together with each agreement giving rise to a Guaranteed Obligation, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Seller, the Selling Subsidiaries, the Guarantors and the Company or any of its Affiliates.
10.Amendments and Waivers. No amendment or waiver of any provision of this Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by each Guarantor and the Company, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Guarantee will operate as a waiver thereof.
11.No Third Party Beneficiaries. Except for the provisions of this Guarantee which reference the Parent Group (each of which shall be for the benefit of and enforceable by each member of the Parent Group), the parties hereby agree that this Guarantee is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Guarantee.
12.Counterparts. This Guarantee may be executed and delivered (including by e-mail transmission) in one or more counterparts. The words “execution,” “signed,” “signature,” and words of like import in this Guarantee or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
13.Governing Law; Dispute Resolution.
a.This Guarantee shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.
b.Any dispute under this Guarantee that arises out of or relates to the Purchase Agreement shall be resolved by final and binding arbitration pursuant to the arbitration clause contained in Section 10.14 of the Purchase Agreement, which is incorporated by reference herein.

i.If one or more arbitrations are already pending with respect to a dispute arising out of or relating to the Purchase Agreement, including any dispute arising under this Paragraph 14(b) of the Guarantee, then any party to either dispute may request that the arbitral panel in the first-commenced arbitration order that such new dispute or any subsequently filed arbitration be consolidated into that prior pending arbitration. The new dispute or subsequently-filed arbitration shall be so consolidated, provided that the arbitral panel in the first-commenced arbitration determines that: (1) the new dispute or subsequently filed arbitration presents significant issues of law or fact common with those in the prior pending arbitration; (2) no party to the new dispute or prior pending arbitration would be unduly prejudiced; and (3) consolidation under these circumstances would not result in undue delay for the prior pending arbitration. Any such order of consolidation issued by the arbitral panel shall be final and binding upon the parties to the new dispute, prior pending or subsequently filed arbitrations. The parties waive any right they have to appeal or seek interpretation, revision, or annulment of such order of consolidation in any court. The arbitral panel for the prior pending arbitration in to which a new dispute or subsequently filed arbitration is consolidated shall serve as the arbitral panel for the consolidated arbitration. The parties agree that upon such order of consolidation, they will promptly dismiss any arbitration brought pursuant to this Paragraph 14(b) or pursuant to the arbitration clause contained in Section 10.14 of the Purchase Agreement, the subject of which has been consolidated into another arbitral proceeding.
ii.Each party agrees that it may be joined as an additional party to an arbitration already pending with respect to a dispute arising out of or relating to the Purchase Agreement, including a dispute under this Guarantee that arises out of or relates to the Purchase Agreement, or that it may intervene in any such arbitration. A party will be joined, or will be permitted to intervene, in any such arbitration, provided that the arbitral panel in that arbitration determines that: (1) no party in that arbitration would be unduly prejudiced; and (2) joinder or intervention would not result in undue delay for that arbitration.
c.All disputes arising out of or relating to this Guarantee other than those subject to Paragraph 14(b), including those that arise out of or relate to the Other Transaction Documents, shall be resolved in a court of competent jurisdiction located in the State of New York or the federal courts sitting in the Southern District of New York (the "New York Courts"). Each of the parties hereto submits to the exclusive jurisdiction of the New York Courts in any action or proceeding falling under this Paragraph 14(c), agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and agrees not to bring any such action or proceeding arising out of or relating to this Guarantee in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Nothing in this Paragraph 14(c), however, shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law..
14.WAIVER OF JURY TRIAL. THE PARTIES TO THIS GUARANTEE EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS GUARANTEE

OR (II) IN ANY WAY CONNECTED WITH OR RELEATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS GUARANTEE OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS GUARANTEE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS GUARANTEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
15.Assignment. Any Guarantor may assign all or a portion of its obligations under this Guarantee to any of its Affiliates without the prior consent of the Company; provided, that such Guarantor shall remain liable for its entire obligations hereunder.
16.Severability. Any term or provision of this Guarantee that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Guarantee may not be enforced without giving effect to the limitation that the maximum amount payable hereunder shall not be in excess of or to an extent greater than as set forth in Paragraph 1. No party hereto shall assert, and each party shall cause its respective Affiliates, security holders and representatives not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable.
17.Confidentiality. This Guarantee is confidential and is being provided to the Company solely in connection with the transactions contemplated by the Transaction Agreements. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Guarantors and the Company; provided, however, that each Guarantor and the Company may disclose the existence of this Guarantee to the extent required by applicable law or in connection with any litigation, arbitration or mediation relating to any agreement giving rise to a Guaranteed Obligation or the transactions contemplated thereby or to each party’s respective officers, directors, employees, advisors, representatives, agents and financing sources.
18.Subrogation. Each Guarantor hereby waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payment or performance made under this Guarantee until all Guaranteed Obligations shall have been indefeasibly performed or paid and discharged in full.
* * * * *

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guarantee as of the date first written above.

GUARANTORS:

PBF ENERGY INC.

By:	/s/ John E. Luke
	Name:	John E. Luke
	Title:	Treasurer

PBF ENERGY COMPANY LLC

By:	/s/ John E. Luke
	Name:	John E. Luke
	Title:	Treasurer

THE COMPANY:

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ Seifollah Ghasemi
	Name:	Seifollah Ghasemi
	Title:	Chairman, President, and
Chief Executive Officer

Signature Page to Guarantee